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Exhibit 16.1

March 28, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 16F of Form 20-F dated March 28, 2024, of DoubleDown Interactive Co., Ltd. (the “Registrant”) and are in agreement with the statements contained in paragraphs four, five, six and seven of Item 16F therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ Ernst & Young LLP